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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements pertaining to the Paracelsus Healthcare Corporation 1996 Stock Incentive Plan, as amended (Form S-8 No. 33-10299) and pertaining to various stock option plans of Paracelsus Healthcare Corporation (Form S-8 No. 33-12331) of our report dated March 29, 2000, with respect to the consolidated financial statements and schedule of Paracelsus Healthcare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                          /s/ Ernst & Young LLP

Houston, Texas
March 30, 2000